SCHEDULE F
                            DATED DECEMBER 10, 2015
                                       TO
                      THE ADVISORS' INNER CIRCLE FUND III
                     AMENDED RULE 18F-3 MULTIPLE CLASS PLAN
                            DATED FEBRUARY 12, 2014

                                PINEBRIDGE FUNDS
 (each a Fund to which PineBridge Investments LLC serves as investment adviser)

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                                                                    INVESTOR
                                             INSTITUTIONAL          SERVICING
FUND                                            SHARES               SHARES
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PineBridge Dynamic Asset Allocation Fund          X                    X
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                                                                     EXHIBIT F.1


                                PINEBRIDGE FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                              Institutional Shares


1.   CLASS-SPECIFIC  DISTRIBUTION  ARRANGEMENTS,  OTHER  EXPENSES

     Institutional Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee or a shareholder service fee.

2.   ELIGIBILITY  OF  PURCHASERS

     Institutional Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Funds' prospectus(es).

3.   VOTING  RIGHTS

     Each shareholder of Institutional Shares will have one vote for each full Institutional Shares held and a fractional vote for each fractional Institutional Share held. Shareholders of Institutional Shares will have:
     (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Institutional Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Institutional Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Institutional Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.   EXCHANGE  RIGHTS

     Upon request, shareholders may exchange Institutional Shares of a Fund for Institutional Class shares of another Fund, provided such shareholder meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds' prospectus(es).

5.   CONVERSION  RIGHTS

     a. Conversion at the Option of a Shareholder

     Shareholders of Institutional Shares of the Funds may convert such Institutional Shares into another Class of shares of the same Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the applicable Fund's prospectus(es).

     b. Conversion at the Option of a Fund

     In the event that a shareholder no longer meets the eligibility requirements for investment in Institutional Shares, a Fund may, in its discretion, elect to convert such shareholder's Institutional
     Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder's Institutional Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.   LIMITATION ON CONVERSION AND EXCHANGE RIGHTS

     Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.



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                                                                     EXHIBIT F.2

                                PINEBRIDGE FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                           Investor Servicing Shares

1.   CLASS-SPECIFIC  DISTRIBUTION  ARRANGEMENTS,  OTHER  EXPENSES

     Investor Servicing Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee, but are subject to a service fee that is payable under a Shareholder Service Plan.

     Under the terms of the Shareholder Service Plan, the Fund is permitted to compensate, out of the Investor Servicing Shares assets, in an annual amount up to 0.15% of the average daily net assets of the Investor Servicing Shares, Service Providers (as defined in the Shareholder Service
     Plan) that have established a shareholder servicing relationship with Funds on behalf of their customers who are Investor Servicing Shares shareholders, as described in the Funds' prospectus(es).

2.   ELIGIBILITY  OF  PURCHASERS

     Investor Servicing Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Funds' prospectus(es).

3.   VOTING  RIGHTS

     Each shareholder of Investor Servicing Shares will have one vote for each full Investor Servicing Share held and a fractional vote for each fractional Investor Servicing Share held. Shareholders of Investor Servicing Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Investor Servicing Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Investor Servicing Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Investor Servicing Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.   EXCHANGE  RIGHTS

     Upon request, shareholders may exchange Investor Servicing Shares of a Fund for Investor Servicing Shares of another Fund, provided such shareholder meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds' prospectus(es).

5.   CONVERSION  RIGHTS

     a. Conversion at the Option of a Shareholder

     Shareholders of Investor Servicing Shares of the Funds may convert such Investor Servicing Shares into another Class of shares of the same Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the applicable Fund's prospectus(es).

     b. Conversion at the Option of a Fund

     In the event that a shareholder no longer meets the eligibility requirements for investment in Investor Servicing Shares, a Fund may, in its discretion, elect to convert such shareholder's Investor Servicing Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder's Investor Servicing Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.   LIMITATION ON CONVERSION AND EXCHANGE RIGHTS

     Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.